UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2015

Era Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35701	72-1455213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

818 Town & Country Blvd., Suite 200 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(281) 606-4900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Election of Directors
On February 26, 2015, the Board of Directors (the “Board”) of Era Group Inc. (the “Company”) approved the appointment of Christopher Bradshaw, the Company’s Chief Executive Officer and Chief Financial Officer, to fill the current vacancy on the Board and serve as a director of the Company, effective immediately. Mr. Bradshaw will not receive any additional compensation for his service as a director.

(e)	Compensatory Arrangements of Certain Officers
On February 25, 2015, the Compensation Committee of the Board (the “Committee”) approved cash bonus awards in respect of the fiscal year ended December 31, 2014 for Mr. Bradshaw, Stuart Stavley, the Company’s Senior Vice President, Operations and Fleet Management, and Paul White, Senior Vice President, Commercial, in the amounts of $750,000, $168,750 and $168,750, respectively.  The cash bonus awards will be paid as follows: sixty percent (60%) will be paid prior to March 15, 2015 and the remaining forty percent (40%) will be paid in two equal annual installments approximately one and two years after the date of grant.  Any unpaid amounts become immediately payable upon death, disability, qualified retirement, termination without cause or the occurrence of a change in control of the Company.  Unpaid amounts will be forfeited if such executive is terminated with cause or resigns without good reason.
Item 5.08 Shareholder Director Nominations
The information set forth under Item 8.01 is incorporated into this Item 5.08 by reference.
Item 8.01 Other Events
2015 Annual Meeting
On February 26, 2015, the Board fixed Wednesday, June 24, 2015, as the date for the 2015 annual meeting of stockholders of the Company (the “2015 Annual Meeting”) and April 27, 2015 as the record date for the 2015 Annual Meeting.
Stockholder Director Nominations
Because the date of the 2015 Annual Meeting has been changed by more than 30 days from the anniversary of the 2014 Annual Meeting of Stockholders, a different deadline applies for submission of proposals by stockholders intended to be included in the Company’s 2015 proxy statement and form of proxy. Stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2015 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must ensure that such proposal is received by the Company’s Secretary, Shefali Shah, at 818 Town & Country Blvd., Suite 200, Houston, Texas 77024 on or before the close of business on April 1, 2015, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for the 2015 Annual Meeting.
In addition, in accordance with the Company’s Amended and Restated By-Laws (the “By-laws”), stockholders may present a proposal or director nomination at the 2015 Annual Meeting if advance written notice is timely given to the Secretary of the Company, at the Company’s principal executive offices, in accordance with the By-laws. To be timely, notice by a stockholder of any proposal or nomination must be provided not later than the close of business on March 8, 2015. The By-laws specify requirements relating to the content of the notice that stockholders must provide. A copy of the Bylaws was filed as Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2013.
On February 26, 2015, the Company issued a press release, a copy of which is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description

99.1	Press Release issued February 26, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Era Group Inc.

Date: February 26, 2015	By:	/s/ Shefali A. Shah

	Name:	Shefali A. Shah
	Title:	Senior Vice President, General Counsel and Corporate Secretary